EXHIBIT A

Fund Services Agreement

between WisdomTree Trust

and WisdomTree Asset Management, Inc

as of June 13, 2012

FUND	INCEPTION DATE
WisdomTree Total Dividend Fund	06/16/2006
WisdomTree Equity Income Fund	06/16/2006
WisdomTree DEFA Fund	06/16/2006
WisdomTree DEFA Equity Income Fund	06/16/2006
WisdomTree Asia-Pacific ex-Japan Fund (formerly, WisdomTree Pacific ex-Japan Total Dividend Fund)	06/16/2006
WisdomTree Australia Dividend Fund (formerly, WisdomTree Pacific ex-Japan Equity Income Fund)	06/16/2006
WisdomTree Global Equity Income Fund	06/16/2006
WisdomTree Japan Hedged Equity Fund	06/16/2006
WisdomTree Global ex-US Growth Fund (formerly, WisdomTree World ex-U.S. Growth Fund)	06/16/2006
WisdomTree Dividend ex-Financials Fund	06/16/2006
WisdomTree LargeCap Dividend Fund	06/16/2006
WisdomTree MidCap Dividend Fund	06/16/2006
WisdomTree SmallCap Dividend Fund	06/16/2006
WisdomTree Japan SmallCap Dividend Fund	06/16/2006
WisdomTree Europe SmallCap Dividend Fund	06/16/2006
WisdomTree International LargeCap Dividend Fund	06/16/2006
WisdomTree International Dividend ex-Financials Fund	06/16/2006
WisdomTree International MidCap Dividend Fund	06/16/2006
WisdomTree International SmallCap Dividend Fund	06/16/2006
WisdomTree Commodity Country Equity Fund (formerly, WisdomTree International Basic Materials Sector Fund)	10/13/2006
WisdomTree Global Natural Resources Fund (formerly, WisdomTree International Energy Sector Fund)	10/13/2006
WisdomTree Global ex-US Utility Fund (formerly, WisdomTree International Utilities Sector Fund)	10/13/2006
WisdomTree Total Earnings Fund	02/23/2007
WisdomTree Earnings 500 Fund	02/23/2007
WisdomTree MidCap Earnings Fund	02/23/2007
WisdomTree SmallCap Earnings Fund	02/23/2007
WisdomTree LargeCap Value Fund	02/23/2007
WisdomTree Global ex-US Real Estate Fund (formerly, WisdomTree International Real Estate Fund)	06/05/2007

EXHIBIT A

Fund Services Agreement

between WisdomTree Trust

and WisdomTree Asset Management, Inc

as of June 13, 2012

FUND	INCEPTION DATE
WisdomTree India Earnings Fund	02/22/2008
WisdomTree Emerging Markets Equity Income Fund	07/13/2007
WisdomTree Emerging Markets SmallCap Dividend Fund	10/30/2007
WisdomTree Middle East Dividend Fund	07/16/2008
WisdomTree LargeCap Growth Fund	12/04/2008
WisdomTree International Hedged Equity Fund	12/31/2009
WisdomTree Dreyfus Emerging Currency Fund	05/05/2009
WisdomTree Dreyfus EuroDebt Fund (formerly, WisdomTree Euro Fund)	05/14/2008
WisdomTree Dreyfus Japanese Yen Fund	05/21/2008
WisdomTree Dreyfus Brazilian Real Fund	05/14/2008
WisdomTree Dreyfus Chinese Yuan Fund	05/14/2008
WisdomTree Dreyfus Indian Rupee Fund	05/14/2008
WisdomTree Dreyfus Australia & New Zealand Debt Fund (formerly, WisdomTree Dreyfus New Zealand Dollar Fund)	06/25/2008
WisdomTree Dreyfus South African Rand Fund	06/25/2008
WisdomTree Emerging Markets Local Debt Fund	08/05/2010
WisdomTree Dreyfus Commodity Currency Fund	09/24/2010
WisdomTree Managed Futures Strategy Fund	01/05/2011
WisdomTree Asia Local Debt	03/17/2011
WisdomTree Global Real Return	07/14/2011
WisdomTree Emerging Markets Corporate Bond Fund	03/8/2012
WisdomTree China Dividend ex-Financials Fund

WisdomTree Trust	WisdomTree Asset Management, Inc.

/s/ Jonathan Steinberg	/s/ Bruce Lavine
Signature	Signature

Jonathan Steinberg	Bruce Lavine
President	President

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